UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           February 16, 2007

Kendle International Inc.

(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, OH 45202

(Address of principal executive offices)

(513) 381-5500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On February 16, 2007, Kendle International Inc. (the “Company”) issued a press release announcing financial results for its fourth quarter and year ended December 31, 2006. This press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     The Company in its press release discloses financial results for 2006 and 2005 periods both in accordance with generally accepted accounting principles (GAAP) and on a non-GAAP basis with adjustments for certain items. The Company’s management believes that disclosing the Company’s financial results using these non-GAAP financial measures is useful to investors because the non-GAAP financial measures provide investors with a basis for comparing the fourth quarter and year 2006 results to financial results from prior periods. Additionally, operating and net income (loss) adjusted for the items discussed above is the basis upon which management reports to the Company’s Board of Directors and represents the measure that management believes primarily is used by analysts and investors following the Company.
     The information under this caption, “Item 2.02 — Results of Operations and Financial Condition”, including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Kendle International Inc. dated February 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2007

KENDLE INTERNATIONAL INC.
By:	/s/ Karl Brenkert III

Karl Brenkert III Sr. Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Kendle International Inc. dated February 16, 2007